                                                                   EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

        This Employment Agreement is effective on December 6, 1996 between Intelligroup, Inc., a New Jersey Corporation with offices at 517 Highway 1 South, Fifth Floor, Iselin, New Jersey 08830 (the "Company"); and Tony Knight (the "Employee").

                                   STATEMENTS
                                   ----------

        A. The Company is engaged in the business of the development and/or implementation of computer software and other technology products for its customers.

        B. The Employee has education and experience which would be useful to the Company in its business.

        C. It is in the Company's best interest to secure the services of the Employee in a senior position, and the Employee's specialized knowledge and unique capabilities with respect to the business of the Company.

        D. The Company and the Employee wish to set forth in writing the terms and conditions of the employment of the Employee.

        NOW, THEREFORE, the parties agree as follows:

                             ARTICLES OF AGREEMENT
                             ---------------------

ARTICLE 1. EMPLOYMENT
---------------------

        1.1 The Company agrees to employ the Employee as a Sales Director and the Employee accepts such employment by the Company on the terms and conditions set forth in this Agreement. The Employee agrees to serve the Company faithfully in this capacity and to perform such duties and responsibilities as may be established by the Company from time to time.

        1.2 Recognizing this employment involves a senior level position, the Employee agrees to devote the Employee's entire energy and full and undivided time and attention exclusively to the business of the Company.

        1.3 The Employee agrees and represents to the Company that the Employee is not subject to any existing contract which would affect or impede the Employee's ability to perform in accordance with the terms of this Agreement.


                                       2                              12/06/96

ARTICLE 2. BASE COMPENSATION
----------------------------

        Unless otherwise agreed, the Employee's Base Compensation is payable twice a month as per the normal policies of the Company.

ARTICLE 3. INCENTIVE COMPENSATION
---------------------------------

        As a senior level employee the Employee may be entitled to receive compensation beyond the Base Compensation (such additional compensation is referred to as the "Incentive Compensation"). Whether Incentive Compensation will be provided, and the amount to be provided, shall be within the sole discretion of the Board of Directors. Among the factors which the Board of Directors may consider are the length of time the Employee has been with the Company; the quality of the Employee's performance; and the financial health of the Company.

ARTICLE 4. FRINGE BENEFITS
--------------------------

        The Employee has the right to participate in such fringe benefit plan of any nature (including medical or health insurance, pension plans or profit-sharing plans) as the Board of Directors shall determine is available for senior employees.

ARTICLE 5. VACATIONS
--------------------

        The Employee is entitled to such paid vacation as the Board of Directors shall determine is available for senior employees.

ARTICLE 6. REIMBURSEMENT OF EXPENSES
------------------------------------

        The Company recognizes the Employee may make certain expenditures for travel, entertainment and other business related expenses necessary to carry out the Employee's duties under this Agreement. If the Employee receives prior written permission from the Company, the Company agrees to reimburse the Employee promptly for all such expenses upon presentation of proper evidence of payment.

ARTICLE 7. TERM
---------------

        The term of this Agreement shall commence from the date on this Agreement and shall terminate when either party to this Agreement sends to the other party a written notice of termination at least thirty days in advance.

ARTICLE 8. CONFIDENTIALITY
--------------------------

        8.1 The Company has acquired and developed, and will continue to acquire and develop, without limitation, technical information (including functional and technical specifications, designs, drawings, analysis, research, processes, systems and procedures, computer programs, methods, ideas, "know how" and the like), business information (sales and marketing research, materials, plans, accounting and financial information, credit information on customers, lists containing the names, addresses and business habits of customers, sales reports, price lines, personnel records and the like) and other information designated as confidential expressly or by the circumstances in which it is provided (all of the foregoing is referred to as the "Proprietary Information").


                                       3                                12/06/96

        8.2 The Proprietary Information is confidential, important, and unique to the Company's business. The Company and the Employee acknowledge the Proprietary Information represents trade secrets of the Company.

        8.3     For the Company to properly protect the Proprietary
Information, the Employee recognizes it is essential that confidentiality be maintained by the Employee and that certain restrictions be imposed upon the Employee during the course of employment and for a reasonable period thereafter.

        8.4 The Employee agrees to keep all Proprietary Information confidential. The Employee agrees to refrain from communicating or divulging any of the Proprietary Information to any person, firm or corporation or to use the proprietary information for any purpose other than a Company purpose during the term of employment and for a period of Two (2) years following the termination of this Agreement for any reason whatsoever.

        8.5 The Company has acquired, and during the Term the Employee will acquire much similar information about the business of the Company's customers. The Employee agrees to treat the information acquired about the Company's customers in the same manner and under the same restrictions of this Article 8.

        8.6 The provisions of this Article 8 shall survive the Termination of this Agreement.

ARTICLE 9.  RESTRICTIVE COVENANT

        The Employee covenants and agrees that for a period of One (1) year following the termination of his employment for any reason whatsoever, the Employee shall not directly or indirectly do any of the following:

        9.1 Solicit or accept any business from a person, firm or corporation that is a customer of the Company with whom the Employee had any dealings on the Company's behalf during the time the Employee is employed by the Company; and

        9.2 Solicit or accept any business from any person, firm or corporation that is a prospective customer of the Company with whom the Employee had any dealings on the Company's behalf during the term of employment.

        9.3 Solicit, induce, entice or attempt to entice any employee or contractor of the Company to terminate his or her employment or relationship with the Company.

        9.4 Accept employment by, become associated with or participate as a director, officer, shareholder, consultant, partner or agent for any person, firm or corporation that is in a business that competes with the business being conducted by the Company at the time of the Employee's termination of employment.

        9.5 However, nothing contained in this Article 9 shall prevent the Employee from accepting employment as a computer consultant with any company anywhere in the world so long as such employment does not involve any administrative or management duties, including but not limited to duties involving sales, marketing, strategic planning, or budget development.

        9.6 The restrictions of this Article 9 shall survive the termination of this Agreement.

ARTICLE 10. REMEDIES OF COMPANY

     10.1 AS A SENIOR LEVEL EMPLOYEE, THE EMPLOYEE ACKNOWLEDGES THE RESTRICTIONS IMPOSED BY THIS AGREEMENT ARE REASONABLE AND ARE NECESSARY TO PROTECT THE LEGITIMATE BUSINESS INTERESTS OF THE COMPANY. THE EMPLOYEE ALSO ACKNOWLEDGES AND AGREES THAT SUCH RESTRICTIONS DO NOT AND WILL NOT IMPOSE AN UNDUE HARDSHIP ON THE EMPLOYEE.

     10.2 If the Employee breaches any of the restrictions imposed by this Agreement, the Employee agrees the Company has the right to obtain an injunction to prevent any further violations and the additional right to recover court costs and reasonable attorneys fees incurred by the Company.

     10.3 The Employee also agrees that if the Employee breaches any of the restrictions imposed by this Agreement, the Company can recover damages for breach of this Agreement, court costs and reasonable attorneys fees incurred by the Company.

ARTICLE 11. BINDING EFFECT

     This Agreement is binding upon, inures to the benefit of an is enforceably by the heirs, personal representatives, successors and assigns of the parties. This Agreement is not assignable by the Employee's without the prior written consent of the Company. The above notwithstanding, the Company may assign this Agreement without the consent of the Employee to a subsidiary of the Company, to an entity that acquires the Company, to an entity with which the Company merges or to an entity which is acquired by the Company.

ARTICLE 12. INVENTIONS, TRADEMARKS, PATENTS AND OTHER WORK PRODUCTS

     12.1 To the extent the Employee generates works of authorship, copyrights, inventions, trademarks, trade dress or other such work products (collectively the "Works") during the terms of employment by the Company, or uses the premises, facilities or time of the Company to create or fix the Works, the Employee shall and hereby does convey, assign and transfer ownership to the Company of all right, title and interest in and to all the Works throughout the world, including but not limited to any and all copyright, patent, trademark, and trade dress rights. Whenever permitted by law, the Company shall have the exclusive right to obtain copyright, patent and/or trademark registration or other protection to the Works in its own name as inventor, author and owner and to secure any renewals and extensions of such rights throughout the world.

     12.2 The Employee hereby acknowledges that the Employee retains no rights whatsoever with respect to the Works, including but not limited to any rights to reproduce the Works, prepare derivative works based thereon, file copyright or trademark applications for the Works, distribute copies of the Works in any manner whatsoever, exhibit, use or display the Works publicly or otherwise, or license or assign to any third party the right to do any of the foregoing, except as otherwise authorized in writing by the Company.

     12.3 The Employee agrees to execute any documents as may be reasonably required by the Company to affect the Company's ownership rights as provided herein or to otherwise further the purpose of this Agreement.

                                                                        12/06/06

        12.4 The Company shall be entitled to a shop right with respect to any of the Works created by the Employee that is not assignable to the Company under the terms of this Agreement. In the event of termination, expiration or invalidation of this Agreement by statutory construction, judicial interpretation or other means, Employee agrees that the Company has absolute rights of first refusal to acquire any remaining portion or extension of the copyright terms in the Works.

ARTICLE 13. AMENDMENTS AND NON-WAIVER

        This Agreement may only be changed or amended by a written agreement signed by all of the parties. A waiver by the Company of a breach of any provision of this Agreement by the Employee is not to be construed as a waiver of any other current or subsequent breach.

ARTICLE 14. ENTIRE AGREEMENT

        This Agreement contains the entire understanding of the parties with respect to the matters set forth herein. Each party acknowledges that there are no warranties, representations, promises, covenants or understandings of any kind except those that are expressly set forth in this Agreement.

ARTICLE 15. GOVERNING LAW AND JURISDICTION

        This Agreement is governed by and is to be construed and enforced in accordance with the laws of New Jersey as though made and to be fully performed in New Jersey (without regard to the conflicts of law rules of New Jersey). All disputes arising under this Agreement are to be resolved in the courts of the State of New Jersey. If any party desires to commence an action to enforce any provision of this Agreement, such action must be instituted in the appropriate New Jersey court. The parties consent to the jurisdiction of the New Jersey courts. The parties agree that the courts of the State of New Jersey are to have exclusive jurisdiction over this Agreement. The parties agree that service of any process is effective if served in the manner that a Notice may be served pursuant to this Agreement.

ARTICLE 16. SEVERABILITY

        The invalidity or unenforceability of any provision of this Agreement does not in any manner affect any other provision. If any provision is determined to be invalid or unenforceable, this Agreement is to be construed as if the invalid or unenforceable provision was omitted.

        IN WITNESS WHEREOF, the parties have signed this Agreement.

                                INTELLIGROUP, INC.

                                By: /s/ ASHOK PANDEY
                                   ----------------------------------
                                   Ashok Pandey
                                   President



                                    /s/ Tony Knight
                                   ----------------------------------
                                   Tony Knight



                                       6                               12/06/96

                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the "Amendment") made effective as of the 18th day of February, 1997 (the "Effective Date") by and between INTELLIGROUP, INC., a New Jersey corporation (the "Company"), and ANTHONY KNIGHT (the "Employee").

                                  WITNESSETH:

        WHEREAS, the Company and the Employee are parties to that certain Employment Agreement dated as of December 6, 1996 (the "Employment Agreement");

        WHEREAS, the Company and the Employee desire to amend the Employment Agreement to reflect the mutually agreed upon revised terms of employment of the Employee in accordance with the provisions of this Amendment; and

        WHEREAS, the Employee desires and is willing to accept continued employment with the Company in accordance herewith.

        NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

        1. Amendment. All references to the title of "Sales Director" shall hereinafter be deleted and there shall be substituted in lieu thereof the title "Vice President -- Sales and Marketing".

        2.      Reference to and Effect on the Employment Agreement.

                (a) On and after the Effective Date, each reference to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Employment Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Employment Agreement, a reference to the Employment Agreement in any of such instrument or document to be deemed to be a reference to the Employment Agreement as amended hereby.

                (b) Except as expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect.

        3. Governing Law. This Amendment shall be governed by and its provisions construed and enforced with the internal laws of the State of New Jersey without reference to its principles regarding conflicts of laws.

        4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

                              * * * * * * * * * *

        IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and attested by its duly authorized officers, and the Employee has set his hand, all as of the day and year first above written.

ATTEST:                                 INTELLIGROUP, INC.,


                                        By: /s/ Ashok Pandey
------------------------------             -----------------------------
                                           Ashok Pandey, President and
                                                Chief Executive Officer


WITNESS:                                EMPLOYEE


                                        /s/ Anthony Knight
------------------------------          --------------------------------
                                        Anthony Knight

                                      -3-